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                                                                    EXHIBIT 23.2



                [YOUNG CONAWAY STARGATT & TAYLOR, LLP LETTERHEAD]



                                                                December 3, 2003


Discover Bank
12 Reads Way
New Castle, Delaware  19720

                  Re:      Discover Card Master Trust I

Ladies and Gentlemen:

                  We hereby consent to the filing of our opinion as an Exhibit to the Registration Statement on Form S-3 of Discover Bank and Discover Card Master Trust I on or about December 3, 2003 and to the references to our firm in the prospectus included therein under the captions "The Seller --
Insolvency-Related Matters" and "Legal Matters".


                                          Very truly yours,

                                          YOUNG CONAWAY STARGATT & TAYLOR, LLP



                                          By: /s/ Richard A. Levine
                                             -----------------------------------
                                                 Richard A. Levine